Exhibit 3.1

Business Entity - Filin g Acknowledgement 02/14/2024 Wor k Orde r Ite m Number: Filing Number: Filing Type: Filin g Date/Time: Filing Page(s): W2024021301622 - 3463314 20243819841 Amendment After Issuance of Stock 2/13/2024 11:01:00 AM 2 Indexed Entity Information: Entity ID: E0448942011 - 9 Entity Status: Active Entity Name: Zeo ScientifiX, Inc. Expiratio n Date : None Commercial Registered Agent RESIDEN T AGENC Y NATIONAL, INCORPORATED 4650 WEDEKIND RD STE 2, SPARKS, NV 89431 - 7722, USA FRANCISCO V. AGUILAR Secretar y o f State DEPUT Y BAKKEDAHL Deput y Secretar y for Commercia l Recordings STATE OF NEVADA OFFIC E O F THE SECRETARY OF STATE Commercia l Recording s Division 40 1 N. Carso n Street Carso n City , N V 89701 Telephon e (775) 684 - 5708 Fax (775) 684 - 7138 Nort h Las Vegas Cit y Hall 225 0 Las Vegas Blv d North , Suit e 400 North Las Vegas, NV 89030 Telephon e (702) 486 - 2880 Fax (702) 486 - 2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recordin g Division 40 1 N . Carso n Street

Business Number E04489420 1 1 - 9 Filed in the O f fice of Secretary of State State Of Nevada Filing Number 20243819841 Filed On 2/13/2024 1 1:01:00 AM Number of Pages 2

1 1 : 01 : 12 a . m . 0 2 - 1 3 - 2024 4 I 18886118813 fa: Nevada SOS Page: 4 of 4 2024 - 02 - 13 19:01 : 09 GMT 18886118813 From: Vcorp Service s , LLC 4 T BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson C i ty, Nevada 8970 1 - 4201 (775) 684 - 5708 Website: www . nvsos . gov 6 T This form must be accompanied by appropriate fees. Pa g e 2 of 2 Revised : 1 /1/2019 Profit Corporation: Certificate of Amendment cPuRsuANT To NRs 78.380 & 78.385178.390) Certificate to Accompany Restated Articles or Amended and Restated Articles <PuRsuANT To NRs 76.403) Officer's Statement PuRsuANT To NRs 80.030 Dat e : f 0 2/20i2 ? ---- Tim e : i s : _ 00 - rTl (ET) _ _ _ _ (must not be later than 90 days after the cer t i ficate is filed) . Effective Date and i me: (Optional) Changes to takes the following effect: ' . x } The entity name has been amended. The registered agent has been changed. (attach Cer t i ficate of Acceptance from new registered agent) The purpose of the entity has been amende d . - The authorized shares have been amended. The director s , managers or general partners have been amended. : IRS tax language has been added. , Articles have been added. 1 Articles have been deleted. _, Other. The articles have been amended as follow s : (provide article number s , if available) Article 1. NAME ( attach ad d i t i onal page(s) if necessary) 5. I nformation Be i ng Changed: (Domestic corporations only) X /s/ HARRY LEIDER · Chief Executive Officer Signature of Officer or Authorized Signer Title ' · · ····· - · -- ·· · · · - ---- I Signature of Officer or A u thorized Signer Tit l e *If any proposed amendment wou l d a l ter or change any preference or any relative or other right given to any class or series of outstanding share s , then the amendment must be approved by the vot e , in addition to the affirmative vote otherwise req u i re d , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to l imitations or restrictions on the voting power thereof. . Signature: (Required) Please i nclude any requ i red or optional information in space be l ow: (attach additional page( s ) if necessary) he name of the corporation shall be "Zeo ScientifiX , Inc." (hereinafter , the "Corporation").

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Zeo ScientifiX, Inc.

Nevada Business Identification # NV20111522349
Expiration Date: 08/31/2024

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/14/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202402144351084
You may verify this certificate online at http://www.nvsos.gov